UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2022

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2022, certain subsidiaries of Exela Technologies, Inc., a Delaware corporation (the “Company” or “us”) entered into an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), by and among Exela Receivables 3, LLC (the “Seller”), a wholly-owned indirect subsidiary of the Company, the purchasers (each, a “Purchaser” and collectively the “Purchasers”), PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and the Company, as initial servicer. Under the Receivables Purchase Agreement, the Seller will sell receivables originated by certain subsidiaries of the Company. The Seller may make investment requests from time to time from the Purchasers under the Receivables Purchase Agreement, which investment requests will be supported by the sold receivables and subject to a capital coverage base, which is based on the outstanding balance of eligible receivables less excess concentration amounts and reserves. The Purchasers have committed an amount of up to $150 million under the Receivables Purchase Agreement. The scheduled termination date of the Receivables Purchase Agreement is June 17, 2025, subject to earlier termination due to a termination event described in the Receivables Purchase Agreement.

On June 17, 2022 the Company made the initial investment request under the Receivables Purchase Agreement and used a portion of the proceeds to repay the Company’s Existing Receivables Securitization Facility (as defined below). The Company will use the remaining proceeds for general corporate purposes.

In connection with the Receivables Purchase Agreement, the parties also entered (i) an Amended and Restated First Tier Receivables Purchase and Sale Agreement (the “First Tier Purchase and Sale Agreement”), dated as of June 17, 2022, by and among Exela Receivables 3 Holdco, LLC (the “Parent SPE”), a wholly-owned indirect subsidiary of the Company, and certain other indirect, wholly-owned subsidiaries of the Company listed therein (collectively, the “Originators”), and the Company, as initial servicer, pursuant to which each Originator has sold or contributed and will sell or contribute to the Parent SPE certain receivables and related assets in consideration for a combination of cash and equity in the Parent SPE, (ii) an Amended and Restated Second Tier Purchase and Sale Agreement (the “Second Tier Purchase and Sale Agreement”, and together with the First Tier Purchase and Sale Agreement, the “Purchase and Sale Agreements”), dated as of June 17, 2022, by and among, the Seller, the Parent SPE and the Company, as initial servicer, pursuant to which Parent SPE has sold or contributed and will sell or contribute to the Seller certain receivables and related assets in consideration for a combination of cash and equity in the Seller, (iii) the Amended and Restated Sub-Servicing Agreement (the “Sub-Servicing Agreement”), dated as of June 17, 2022, by and among the Company and each Originator, (iv) the Amended and Restated Pledge and Guaranty (the “Guaranty”), dated as of the June 17, 2022, between the Parent SPE and the Administrative Agent, and (v) the Performance Guaranty (the “Performance Guaranty”), dated as of June 17, 2022, between the Company, as performance guarantor, and the Administrative Agent (and together with all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered in connection with the Receivables Purchase Agreement, the “Agreements”).

The Seller, the Company, the Parent SPE and the Originators provide customary representations and covenants under the Agreements. The Receivables Purchase Agreement provides for certain termination events upon the occurrence of which the Administrative Agent may declare the facility’s termination date to have occurred and declare the outstanding amounts and all other obligations of the Seller to be immediately due and payable. The Receivables Purchase Agreement aligns reporting obligations with the Company’s other material indebtedness agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. The Receivables Purchase Agreement, the First Tier Purchase and Sale Agreement, the Second Tier Purchase and Sale Agreement, the Sub-Servicing Agreement, the Guaranty, and the Performance Guaranty, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On June 17, 2022, the Company repaid in full the 11.25% loans outstanding under the Loan and Security Agreement (the “Existing Receivables Securitization Facility”), dated as of December 17, 2020, by and among Exela Receivables 3, LLC, the lenders party thereto, Alter Domus (US), LLC, as administrative agent, and the Company, as initial servicer.  The aggregate outstanding principal amount of loans under the Existing Receivables Securitization Facility was approximately $91.9 million.  The early termination of the facility triggered an early termination fee of $ 2,758,418.01 and required repayment of approximately $95.2 million in respect of principal, accrued interest and fees.  All obligations under the Existing Receivables Securitization Facility (other than contingent indemnification obligations that expressly survive termination) have been terminated upon repayment. A description of the Existing Receivables Securitization Facility is set forth in the Company’s Current Report on Form 8-K filed on December 17, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Receivables Purchase Agreement, dated as of June 17, 2022, by and among the Seller, the Purchasers, PNC Bank, National Association, as Administrative Agent and the Company, as initial servicer.
10.2	First Tier Receivable Purchase and Sale Agreement, dated as of June 17, 2022, by and among Parent SPE, and certain other indirect, wholly-owned subsidiaries of the Company listed therein, and the Company, as initial servicer.
10.3	Second Tier Receivables Purchase and Sale Agreement, dated as of June 17, 2022, by and among, the Seller, the Parent SPE and the Company, as initial servicer, pursuant to which Parent SPE has sold or contributed and will sell or contribute to the Seller certain receivables and related assets in consideration for a combination of cash and equity in the Seller.
10.4	Amended and Restated Sub-Servicing Agreement, dated as of June 17, 2022, by and among the Company and each Originator.
10.5	Amended and Restated Pledge and Guaranty, dated as of the June 17, 2022, between the Parent SPE and the Administrative Agent
10.6	Performance Guaranty, dated as of June 17, 2022, between the Company, as performance guarantor, and the Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Shrikant Sortur
Name: Shrikant Sortur
Title: Chief Financial Officer

Date: June 21, 2022